SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) June 3, 2003

                           IKON Office Solutions, Inc.
             (Exact name of registrant as specified in its charter)




        OHIO                       File No. 1-5964              23-0334400
    (State or other               (Commission File           (IRS Employer
    jurisdiction of               Number)                    Identification
    incorporation)                                           Number)


                 P.O. Box 834, Valley Forge, Pennsylvania 19482


       Registrant's telephone number, including area code: (610) 296-8000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     c. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

                    (99.1) Press Release dated June 3, 2003.

                    (99.2) Press Release dated June 3, 2003.

Item 9.  Regulation FD Disclosure

         On June 3, 2003, IKON Office Solutions, Inc. (the "Company" or "IKON") announced a series of financing initiatives, including the tender for $240.5 million of IOS Capital, LLC's 9 3/4% notes due June 15, 2004 and a simultaneous notes offering. The Company's press releases dated June 3, 2003 containing further details are attached.

This report includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the successful completion of the tender offer and the notes issuance. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      IKON OFFICE SOLUTIONS, INC.




                                      By:  /s/ WILLIAM S. URKIEL
                                          --------------------------------
                                               William S. Urkiel
                                               Senior Vice President and
                                               Chief Financial Officer



Dated:  June 3, 2003